EXHIBIT 99.2

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THE HANOVER  INSURANCE  GROUP,  INC.'S  BOARD OF  DIRECTORS  AUTHORIZES  A SHARE
REPURCHASE PROGRAM
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WORCESTER,  Mass.,  December 28, 2005 - The Hanover Insurance Group, Inc. (NYSE:
THG) announced that the company's Board of Directors has authorized the previously announced share repurchase program of up to $200 million funded from the proceeds of, and contingent on the closing of, the previously announced sale of its life insurance subsidiary, Allmerica Financial Life Insurance and Annuity Company ("AFLIAC") to The Goldman Sachs Group, Inc. The sale of AFLIAC is expected to occur on December 30, 2005. The related and previously announced AIT fund reorganization and sale of the AIT funds' investment advisory company are expected to occur on January 6, 2006.

The share repurchase program is currently expected to be substantially completed in the first half of 2006.

Forward-Looking Statements

Certain statements in this release, including statements estimating the expected closing dates for the transactions and the expected completion date for the share repurchase program, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. There are certain factors that could cause actual results, including the completion of the repurchase program, to differ materially from those anticipated by this press release. These include: (1) the successful consummation of the transaction with Goldman Sachs in a timely manner; (2) the various conditions to the consummation of such transactions being satisfied or waived without the imposition of material burdens or expenses; and (3) the uncertainties of the successful and timely execution of the repurchase program and the continuation thereof in the event of unanticipated events, market conditions or other opportunities or needs for the deployment of capital.

Forward-looking statements are not guarantees of future performance, and actual results could well differ materially. Investors should consider these and other risks and uncertainties in our business that may affect future performance (including Life Companies operations) and that are discussed in readily available documents, including The Hanover's (formerly Allmerica's) Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, periodic reports on Form 8-K and other documents filed by The Hanover Insurance Group, Inc. (formerly named "Allmerica Financial Corporation") with the Securities and Exchange Commission and which are also available at www.hanover.com under "Investors".

The  Hanover  Insurance  Group,  Inc.,  formerly  know  as  Allmerica  Financial
Corporation, is the holding company for a group of insurance companies headquartered in Worcester, Massachusetts.


Contact Information

Investors:                            Media:
Sujata Mutalik                        Michael F. Buckley
E-mail:  smutalik@hanover.com         E-mail:  mibuckley@hanover.com
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         1-508-855-3457                        1-508-855-3099